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                                                                      Exhibit 23
                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Health Power, Inc. on Form S-8 (File No. 33-91956), Form S-8 (File No. 33-91958), Form S-8 (File No. 33-91852), Form S-8 (File No. 333-20535), Form S-8
(File No. 333-45857), and Form S-3 (File No. 33-80035) of our report dated March 13, 1999, on our audits of the combined financial statements of M&N Risk Management, Inc. and M&N Enterprises, Inc. as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and for the ten-month period ended December 31, 1997, which report is included in this Form 8-K/A filing of Health Power, Inc.



Columbus, Ohio                              /s/ PricewaterhouseCoopers LLP
March 16, 1999                              ------------------------------------
                                            PricewaterhouseCoopers LLP